PRUDENTIAL TAX-FREE MONEY FUND, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




                                              February 27, 2004



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential Tax-Free Money Fund, Inc.
                  File No. 811-2927


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended December 31, 2003.
The enclosed is being filed electronically via the EDGAR System.



                                             Yours truly,

                                    /s/ Jonathan D. Shain
                                        Jonathan D. Shain
                                               Secretary

Enclosure




         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 27th day of February 2004.



	Prudential Tax-Free Money Fund, Inc.



By: /s/ Jonathan D. Shain       Witness: /s/ Floyd L. Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
         Secretary




T:\CLUSTER 2\N-SARS\TFM\2003\12-03 Annual.doc